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                                  EXHIBIT 11.1


                         PYRAMID TECHNOLOGY CORPORATION

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                            Year ended September 30,
                  (In thousands except for per share amounts)


                                                                                     1994          1993          1992
                                                                                 --------      --------      --------

PRIMARY:
Weighted average common shares outstanding                                         13,467        12,405        11,962
Dilutive common stock equivalents:
  Common stock options, using treasury stock method                                     -           485             -
                                                                                 --------      --------      --------
Shares used in computing net income (loss) per share                               13,467        12,890        11,962
                                                                                 ========      ========      ========
Net income (loss)                                                                ($22,413)       $8,634      ($59,707)
                                                                                 ========      ========      ========
Net income (loss) per share                                                        ($1.66)        $0.67        ($4.99)
                                                                                 ========      ========      ========


FULLY DILUTED:

Weighted average common shares outstanding                                         13,467        12,405        11,962
Dilutive common stock equivalents:
  Common stock options, using treasury stock method                                     -           485             -
                                                                                 --------      --------      --------
Shares used in computing net income (loss) per share                               13,467        12,890        11,962
                                                                                 ========      ========      ========
Net income (loss)                                                                ($22,413)       $8,634      ($59,707)
                                                                                 ========      ========      ========
Net income (loss) per share                                                        ($1.66)        $0.67        ($4.99)
                                                                                 ========      ========      ========